As filed with the Securities and Exchange Commission on June 20, 2016
Registration No. 333-206478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Infinity Distribution Inc.
(Exact name of registrant as specified in its charter)

Nevada	7389	47-3900562
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Infinity Distribution Inc.
3311 S. Rainbow Blvd. Suite 135
Las Vegas, Nevada 89146
Telephone 702-581-4063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

All Communications to:

Thomas C. Cook, Esq.
The Law Offices of Thomas C. Cook
8250 W. Charleston Blvd
Las Vegas, NV 89117
Tel; 702-242-0099
Fax; 702-242-0241

Aspen Asset Management, Inc.
1980 Festival Plaza Drive
Las Vegas, NV 89135
Telephone 702-360-0652
  (Address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, par value $$0.001 per share	25,000,000	$0.01	$250,000.00	$166.41

(1)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the securities Act.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______________,  2016

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Infinity Distribution Inc.

25,000,000 Common shares

This is the initial offering of common stock of Infinity Distribution Inc.  and no public market currently exists for the securities  being offered.  We are offering for sale a total of 25,000,000 shares of common stock at a fixed price of $0.01 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account.  Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering.  Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according  to the bankruptcy laws.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Raul Mansueto, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

THE SHARES WILL BE OFFERED AT A FIXED PRICE OF $0.01 PER SHARE FOR A PERIOD OF 240 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS.  THE COMPANY MAY ELECT TO EXTEND THIS INITIAL OFFERING FOR A PERIOD OF 360 DAYS AFTER THE DATE OF THIS PROSPECTUS.

                                    Offering Price                                           Proceeds to Company
                                     Per Share                  Commissions            before Expenses
                                     ---------                       -----------                     ---------------
Common Stock            $ 0.01                      Not Applicable              $250,000
Total                            $ 0.01                     Not Applicable              $250,000

To date, Infinity Distribution Inc.has been involved primarily in organizational activities.  We do not have sufficient capital for operations.  Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Infinity Distribution Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be  sustained.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration  statement  relating to this  prospectus,  we hope to have a market  maker that we have not identified as of this filing file an  application  with the  Financial  Industry Regulatory  Authority  ("FINRA") for our common stock to be eligible for trading on the  Over-the-Counter  Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 15 BEFORE BUYING ANY SHARES OF INFINITY DISTRIBUTION INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _________

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                4
FORWARD-LOOKING STATEMENTS                                                 11
USE OF PROCEEDS                                                            11
DETERMINATION OF OFFERING PRICE                                            11
DILUTION                                                                   11
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                 12
DESCRIPTION OF BUSINESS                                                    20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                22
EXECUTIVE COMPENSATION                                                     25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             27
PLAN OF DISTRIBUTION                                                       27
DESCRIPTION OF SECURITIES                                                  29
INDEMNIFICATION                                                            31
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     32
EXPERTS                                                                    32
AVAILABLE INFORMATION                                                      32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                                   32
FINANCIAL STATEMENTS                                                       32
INDEX TO THE FINANCIAL STATEMENTS                                          34

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS.  YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL.  THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "Infinity Distribution Inc." REFERS TO INFINITY DISTRIBUTION INC.  THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

INFINITY DISTRIBUTION INC.

Our business offers a variety of services designed to assist Philippine exporters, small or large, which have a competitive product or service in terms of price, quality, delivery and after-sales service, whatever the size of the transaction. To the greatest extent possible, given its corporate purpose of providing and encouraging financial assistance in support of Philippine export trade. Infinity operates on a financially self-sustaining basis in accordance with commercial principles was incorporated in Nevada on May 8, 2015.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and "Use of Proceeds").  To implement our plan of operations we require a minimum of $82,500 for the next twelve months as described in our Plan of Operations.  After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $48,000 of additional funding to pay for ongoing operational expenses and SEC filing requirements.  We do not currently have any arrangements for additional financing.  Our principal executive offices are located at 3311 S. Rainbow Blvd., Suite 135, Las Vegas, Nevada 89146; our phone number is 1-702-581-4063.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (May 8, 2015) through February 29, 2016, reports no revenues and a net loss of $216,191.  Our independent registered public accounting firm has issued an audit opinion for Infinity Distribution Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  We have spent $216,191 from inception (May 8, 2015) through February 29, 2016.  Our monthly burn was very minimal during this time. Our expenses in this offering are estimated at $18,000, and we will need a minimum of $120,000 for the next twelve months.  As such, our monthly burn rate for the next twelve months is estimated at $10,000.  We will have to utilize funds from Raul Mansueto, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. If we receive no funds from Mr. Raul Mansueto the registration  process,  we will  run  out  of  money  shortly  after  effectiveness  of  this  registration statement.

To the date, we have developed our business plan, encouraging the Philippine export trade.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings  will not be able to  resell  their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies” including,  but not
limited  to,  not  being  required  to  comply  with  the  auditor   attestation requirements of Section 404 of the Sarbanes-Oxley  Act, the reduced  disclosure ligations  regarding executive  compensation in our periodic reports and proxy statements  and the  exemptions  from the  requirements  of holding a nonbinding advisory vote on executive  compensation and shareholder  approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We have no plans or intentions to be acquired by an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE OFFERING

The Issuer:                                  INFINITY DISTRIBUTION INC.

Securities Being Offered:          25,000,000 shares of common stock.

Price Per Share:                            $0.01

Duration of the Offering:           The shares will be offered for a period of 240 days from the effective date of this prospectus.

Gross Proceeds:                           $250,000

Securities Issued
and Outstanding:                         There are 10,480,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officers and directors.

Registration Costs:                     We estimate our total offering registration costs to be approximately $18,000.

Risk Factors:                                See "Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the nine months ended February 29,  2016 and our audited financial statements for the period from (Inception) to May 31, 2015.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the six months ended November 30, 2015.

FINANCIAL SUMMARY

                                                               November 30,2015 ($)
                                                          ----------------------
Cash and Deposits                                                 $12,018
Total Assets                                                      $54,582
Total Liabilities                                                 $140,433
Total Stockholder's Equity                                        $54,582

STATEMENT OF OPERATIONS

                                                              For the Nine Months
                                                                    Ended
                                                              February 29,2016 ($)
                                                          ----------------------
Total Expenses                                                   ($64,947)
Net Loss for the Period                                          ($191,800)
Net Loss per Share                                               ($0.02)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended Operations in the advertising of products and sales.  We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of February 29, 2016, we had cash in the amount of $5,078 and liabilities of $178,285.  As of this date, we have had limited operations and no income.  The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

MANY OF THE EXISTING COMPANIES THAT ENGAGE IN SIMILAR BUSINESS HAVE A GREATER, MORE ESTABLIHED DATABASE THAN US.

There are few barriers of entry in OUR business and level of competition is extremely high.  There are many domestic companies offering the same services.  We will be in direct competition with them.  Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers.  Many of these companies may have a greater, more established customer base than us.

BECAUSE WE ARE DEPENDENT ON BUSINESS OVERSEAS,A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCETS FROM THE COMPANIES WE REPRESENT MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We believe that disruptions our clients might have in shipping deliveries may have a greater effect on us than on competitors. Deliveries from the clients we represent may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

      (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse large quantities of raw materials they import from overseas for their clients, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when our clients cannot, our reputation may be damaged and we may lose customers to our competitors.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We were incorporated on May 8, 2015 and to date have been involved primarily in organizational activities.  We have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to production of printed products, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $216,191 for the period from our inception on May 8, 2015 to February 29, 2016, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the services we provide.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require $120,000 over the  next 12  months  in order to  continue operations.  These factors raise substantial doubt that we will be able to continue as a going concern. Seale and Beers, CPAs, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant's comments when determining if an investment in Infinity Distribution, Inc. is suitable.

We require minimum funding of approximately $120,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we  experience a shortage of funds prior to funding we may utilize funds from Raul Mansueto,  one of our officers and directors,  who has verbally  agreed to advance funds to allow us to pay for professional  fees,  including  fees  payable  in connection  with  the filing of this registration  statement and operation expenses. Mr Raul Mansueto has no formal commitment, arrangement or legal obligation to continue funding the company. After one year we may need additional financing.  We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes large, small and midsized companies, and many of them may offer similar services in our markets at competitive prices.  Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR OFFICERS AND DIRECTORS WILL OWN 28% OR MORE OF OUR OUTSTANDING COMMON STOCK,  IF MAXIMUM  OFFERING  SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum  offering shares will be sold, our officers and directors,  will  own  28% of  the  outstanding  shares  of  our  common  stock. Accordingly, they will have significant influence in determining the outcome of all  corporate  transactions  or  other  matters,   including  the  election of directors, mergers, consolidations and the sale of all or substantially all of our  assets, and also the power to prevent or cause a change in  control.  The interests of our officers and directors may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF RAUL MANSUETO, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING.IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director,  Raul Mansueto, for the future success of our  business.  The loss of the services of Raul Mansueto could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, RAUL MANSUETO DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Raul Mansueto does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, THE OFFERING PROCEEDS COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, IN WHICH CASE INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT.

There is no minimum amount of shares that we must sell in order to close this offering.  Any funds that we raise from our offering of 25,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering. If we raise only a nominal amount of proceeds, then we may be unable to implement our business plan and we may have to suspend or cease operations and you may lose your investment in us.

We do not have any arrangements to place the funds received from our offering of 25,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the  Securities  and Exchange  Act of  1934,  as  amended  (the  "Exchange  Act"),  and  rules of the Commission.  The  Exchange  Act and such  penny  stock  rules  generally  impose additional sales practice and disclosure requirements on broker-dealers who sell our  securities  to persons  other than certain  accredited  investors  who are, generally,  institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding  $200,000 ($300,000 jointly with spouse),  or in transactions not recommended by the  broker-dealer.

For  transactions  covered by the penny stock rules, a broker dealer must make certain mandated  disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations,  the compensation to be received by the broker-dealer  and certain  associated  persons,  and deliver certain disclosures  required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for  quotation on the OTC Bulletin Board.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their  required  filings will be removed  following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Infinity Distribution, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case,  you may find  that you are  unable  to  achieve  any  benefit  from  your investment or liquidate your shares without  considerable  delay,  if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000.  We will have to utilize funds from Raul Mansueto, one of our officers and directors, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the  close  of the  offering  and  apply to have the  shares  quoted  on the OTC Electronic  Bulletin  Board.  To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  The costs associated with being a publicly traded company in the next 12 months will be approximately $48,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also,  if we are not able to pay the  expenses  associated  with our reporting  obligations  we will not be able to apply  for  quotation  on the OTC Bulletin Board.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Raul Mansueto, our President, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

     *    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     *    comply with any requirement that may be adopted by the Public Company  Accounting  Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional  information about the audit and the financial statements (i.e.,  an  auditor discussion and analysis);

     *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     *    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition,  Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities  Act for complying  with new or revised  accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first  fiscal year in which our total annual gross  revenues  exceed  $1  billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934,  which would occur if the market value of our ordinary shares that is held by  non-affiliates  exceeds $700 million as of the last business day of our most recently  completed  second  fiscal  quarter  or (iii) the date on which we have issued more than $1 billion in  non-convertible  debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASESHARES OF OUR COMMON STOCK.

We have not  declared  or paid any  dividends  on our  common  stock  since  our inception,  and  we  do  not  anticipate  paying  any  such  dividends  for  the foreseeable  future.  Investors that need to rely on dividend  income should not invest in our common  stock,  as any income would only come from any rise in the market  price  of our  common  stock,  which  is  uncertain  and  unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others.  If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition  to the control  share law,  Nevada has a business  combination  law which prohibits certain business  combinations  between Nevada  corporations and "interested  stockholders"  for three years after the  "interested  stockholder" first becomes an "interested  stockholder,"  unless the  corporation's  board of directors  approves the  combination in advance.  For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or  indirectly,  of ten percent or more of the voting  power of the  outstanding voting  shares of the  corporation,  or (ii) an  affiliate  or  associate of the corporation  and at any time within the three  previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination"  is  sufficiently  broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the  acquisition  or  otherwise  to benefit  its own  interests  rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties.  We use words such as "anticipate", “believe", "plan", "expect", "future", “intend",  and similar  expressions to identify such  forward-looking statements.  Investors  should  be  aware  that all  forward-looking  statements contained  within this filing are good faith  estimates of  management as of the date of this  filing.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 33%, 66% and 100% respectively of the securities offered for sale by the Company.  There is no assurance that we will raise the full $250,000 as anticipated.

Percentage of shares sold              33%              66%              100%
-------------------------            -------          -------          -------
Net Proceeds (1)                     $82,500         $165,000         $250,000

Legal and professional fees          $ 8,000          $ 8,000          $ 8,000
Lease expenses                       $ 6,000          $ 6,000          $ 6,000
Web-site                                  --          $ 1,500          $ 1,500
Marketing campaign                   $ 2,900          $13,000          $25,500
Salary                                    --          $ 3,000          $ 6,000
Other expenses                       $   100          $   500          $ 1,000

----------
(1)  We do not intend to use any of the proceeds from the offering to pay for the cost of the offering.  The cost of the offering shall be loaned to us from our officers and directors. .

The above figures represent only estimated costs. We will establish a separate bank account and all proceeds will be deposited into that account. Our president and directors, have verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board.  Our officers and directors will not be repaid from the proceeds of this offering.  There is no due date for the repayment of the funds advanced by our officers and directors. Our director will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share.  This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on May 8, 2015.  Raul Mansueto, the Company's president and director, paid $0.001 per share for the 4,000,000 shares of common stock he purchased from the Company. Josefa Gerona our Secretary also purchased 1,500,000 common shares at $0.001.

As of May 8, 2015, the historical net tangible book value was $0 or approximately $0.001 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 8, 2015.

Assuming the completion of the sale of all 25,000,000 shares of common stock in this offering, there will be 38,000,000 shares of common stock outstanding.

The following table illustrates per share of common stock dilution that may be experienced by investors at various funding levels:

Funding Level                           100%           66%              33%
-------------                       -----------     -----------     -----------
Proceeds                            $    250,000    $    165,000    $     82,500
Shares Outstanding                    35,000,000      26,500,000      18,250,000
Offering Price per Share             $      0.01     $      0.01     $      0.01
Net Tangible Book Value per
Share prior to Offering              $     0.001     $     0.001     $     0.001
Increase per Share attributable
 to Investors                        $     0.002     $     0.007     $     0.005
Pro Forma Net Tangible Book Value
per Share after Offering             $     0.008     $     0.005     $     0.005
Dilution to Investors                $     0.006     $     0.003     $     0.004
Dilution as a Percentage of
 Offering Price                              25%             33%             48%

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $5,078 as of February 29, 2016. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been  utilizing  and may  continue to utilize  funds from Raul Mansueto,  our Chairman and President,  who has informally agreed to advance funds to allow us to pay for offering costs,  filing fees, and professional  fees. Raul Mansueto, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require approximately $120,000 of additional capital, as previously disclosed.  After twelve months period we may need additional financing.  We do not currently have any arrangements for additional financing.  Our principal executive offices are located at 3311 S. Rainbow Blvd., Suite 135, Las Vegas, Nevada 89146. Our phone number is 1-702-581-4063.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on the scale of our growth.  We have not decided yet on the scale of our growth and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to run out business while we reassess our situation and decide on the scale of our future expansion if any.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development.  There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our  proposed operations but we cannot guarantee that once we start operations  we will  stay in  business  after  doing  so. If we are  unable  to successfully  find  customers  we may  quickly  use up the  proceeds  from  this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Even if we raise $250,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1.   on the last day of any fiscal year in which we earn at least $1 Billion in total annual gross revenues, which amount is adjusted for Inflation every five years;

     2.   on the last day of the fiscal year of the issuer following the fifth Anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3.   on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

     4.   the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1.   it  has  an  aggregate  worldwide  market  value  of  the  voting  and Non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

     2.   It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

     3.   It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1.   Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2.   Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

     3.   Section   14(i) of the   Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive   compensation actually paid and the financial performance of the company;

     4.   Section 953(b) (1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

     5.   The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K.  Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company.  We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

PLAN OF OPERATIONS

We have no assurance we will sell 100% of the shares as anticipated.  Therefore we have provided for three possible ways of continuing operations.  We have developed plan of operations considering sale of 33%, 66% and 100% of the shares respectively.  Minimum estimated amount necessary to start our business is $82,500.  We need assets to cover our costs for general business and administrative costs, marketing costs, raw materials.

IF 33% OF THE SHARES SOLD
($82,500 RAISED)

1. Office.
Time frame: completed
Estimate cost: $0.00
In the beginning of our operations we will be working from a private office that belongs to Our President Raul Mansueto at no cost to the company. The address of the company is 1980 Festival Plaza Drive, Suite 530, Las Vegas, Nevada 89135

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $30,000
We already had telephone negotiations with corporations in the Philippines, which have shown interest to our services and are ready to continue negotiations once we start our business plan. We plan to continue negotiations with them after completion of our public offer and start of manufacture process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing
Time frame: 2nd month.
Estimate cost: $30,000
We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities.  We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority to get them the business relationships they hired us to get them.

    Leaflets, booklets,          Internet advertising,
catalogues, other printed     banners, landing pages,
      advertisement          groups in social networks    Free samples    TOTAL:
      -------------          -------------------------    ------------    ------
        $10,000                       $10,000                $10,000      $30,000

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $2,000.
We anticipate having to buy some products from companies that we represent. This will allow us to have potential clients on the buy side see the actual finished products they are considering.

5. SALARIES.
Time frame: 4th month - forward
Estimated cost: unknown (depends on sales volumes)
We plan to hire sales managers, whose salaries will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yahoo, Baidu, Bing, and also visit various conventions, in the United Sates and the Philippines. At this time we won’t hire any additional employees, as all operations will be conducted by our Directors, who will work full time with their contacts in the Philippines and the United States.

6 OTHER EXPENSES.
Time frame: 4th - 12th months
Estimated cost: $6,000
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, travel and entertainment, etc.

TOTAL COST OF ALL OPERATIONS: $68,000
To implement our plan of operations ($68,000) and pay ongoing legal fee associated with public offering we require a minimum of $82,500 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing campaign.

IF 66% OF THE SHARES SOLD
($165,000 RAISED)

1. Office.
Time frame: completed
Estimate cost: $0.00
In the beginning of our operations we will be working from a private office that belongs to our President Raul Mansueto at no cost to the company. The address of the company is 1980 Festival Plaza Drive, Suite 530, Las Vegas, Nevada 89135

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $40,000
We already had telephone negotiations with corporations in the Philippines, which have shown interest to our services and are ready to continue negotiations once we start our business plan. We plan to continue negotiations with them after completion of our public offer and start of manufacture process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing
Time frame: 1st month.
Estimate cost: $50,000
We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities.  We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority to get them the business relationships they hired us to get them.

     Leaflets, booklets,          Internet advertising,
catalogues, other printed     banners, landing pages,
      advertisement          groups in social networks    Free Samples     TOTAL:
      -------------          -------------------------    ------------    ------
        $20,000                       $20,000                $10,000      $50,000

We will develop our e-commerce ready website with online communications capabilities. Our president and director, Raul Mansueto will be in charge of registering our web domain.  We  plan to  hire a web  designer  to  help  us  with  the  design  and development of our website.  We do not have any written agreements with any webdesigners at current time. The website development costs, including site design and implementation will be $7,500.  Updating and improving our website will continue throughout the lifetime of our operations.

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $10,000.
We anticipate having to buy some products from companies that we represent. This will allow us to have potential clients on the buy side see the actual finished products they are considering.

5. SALARIES.
Time frame: 4th month - forward
Estimated cost: unknown (depends on sales volumes)
We plan to hire sales managers, whose salaries will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yahoo, Baidu, Bing, and also visit various conventions, in the United Sates and the Philippines. At this time we won’t hire any additional employees, as all operations will be conducted by our Directors, who will work full time with their contacts in the Philippines and the United States.

6 OTHER EXPENSES.
Time frame: 1st - 12th months
Estimated cost: $6,000
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, travel and entertainment, etc.

TOTAL COST OF ALL OPERATIONS: $106,000
To implement our plan of operations ($106,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing our services.

IF 100% OF THE SHARES SOLD
($250,000 RAISED)

1. Office.
Time frame: completed
Estimate cost: $40,000
In the beginning of our operations we will be working from a private office that belongs to our President Raul Mansueto at no cost to the company. If we succeed in raising the full amount we would move into our own offices to be determined to accommodate employees we would hire

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS
Time frame: 1st - 12 months.
Estimate cost: $50,000
We already had telephone negotiations with corporations in the Philippines, which have shown interest to our services and are ready to continue negotiations once we start our business plan. We plan to continue negotiations with them after completion of our public offer and start of manufacture process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing
Time frame: 1st month.
Estimate cost: $50,000
We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities.  We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority to get them the business relationships they hired us to get them.

     Leaflets, booklets,          Internet advertising,
catalogues, other printed     banners, landing pages,
      advertisement          groups in social networks    Free Samples    TOTAL:
      -------------          -------------------------    ------------    ------
        $20,000                       $20,000                $10,000      $50,000

We will develop our e-commerce ready website with online communications capabilities. Our president and director, Raul Mansueto will be in charge of registering our web domain.  We  plan to  hire a web  designer  to  help  us  with  the  design  and development of our website.  We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $7,500.  Updating and improving our website will continue throughout the lifetime of our operations.

4. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $20,000.
We anticipate having to buy some products from companies that we represent. This will allow us to have potential clients on the buy side see the actual finished products they are considering.

5. SALARIES.
Time frame: 4th month – 10,000
Estimated cost: unknown (depends on sales volumes)
We plan to hire sales managers, whose salaries will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yahoo, Baidu, Bing, and also visit various conventions, in the United Sates and the Philippines. At this time we won’t hire any additional employees, as all operations will be conducted by our Directors, who will work full time with their contacts in the Philippines and the United States.

6 OTHER EXPENSES.
Time frame: 1st - 12th months
Estimated cost: $6,000
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, travel and entertainment, etc.

TOTAL COST OF ALL OPERATIONS: $176,000
To implement our plan of operations ($176,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing our services.

FINANCE

We plan to implement our business plan as soon as funds from public offering become available.  The following table sets forth our 12-month budgeted costs assuming the sale of 33%, 66% and 100% of shares, respectively.  There is no assurance that we will raise the full $250,000 as anticipated.

Percentage of shares sold              33%              66%              100%
-------------------------            -------          -------          -------
Gross income                         $82,500          $165,000         $250,000
Legal and professional fees          $ 8,000          $ 8,000          $ 8,000
Lease expenses                       $ 0,000          $ 0,000          $ 40,000
Web-site                             $ 7,500          $ 7,500          $ 7,500
Marketing campaign                   $ 30,000         $40,000          $ 50,000
Salary                                    --          $ --             $ 10,000
Other expenses                       $ 6,000          $ 6,000          $ 6,000

The above figures represent only estimated costs.

In summary, during 1st-4th month we should have established our office, developed our website and purchased office equipment.  After this point we should be ready to start more significant operations and generate revenue.  During months 5th-12th we will be executing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion of our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition,  revenues or  expenses,  results of  operations,  liquidity,  capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.   Our  business  is  subject  to  risks  inherent  in  the establishment of a new business enterprise,  including limited capital resources and  possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FOR THE NINE MONTHS ENDED FEBRUARY 29, 2016

For the nine months ended February 29, 2016, we have had very limited operating activities.  Our financial statements for the nine months ended February 29, 2016, had a net loss of $191,800.  Of which, $113,500 was for executive compensation and $39,053 was professional fees.

During the nine months ended February 29, 2016, we have sold 10,480,000 shares of common stock to investors for net proceeds of $48,000.

FROM INCEPTION ON May 8, 2015 TO MAY 31, 2015

From inception until May 31, 2015, we have had very limited operating activities.  Our financial statements from inception (May 8, 2015) through May 31, 2015, net loss of $24,391.  Our independent registered public accounting firm has issued an audit opinion for Infinity Distribution, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Since inception to May 31, 2015, we have sold 8,500,000 shares of common stock to our officers and directors for net proceeds of $8,500.  And 1,500,000 shares to an individual for services rendered.  Additionally, we sold a total of 480,000 shares of common stock to various investors.

LIQUIDITY AND CAPITAL RESOURCES

As of February 29, 2016, the Company had $5,078 in cash and our liabilities were $178,285 of which we owe $89,895 in notes payable, net of discount, and $83,905 in accrued executive compensation to our president Raul Mansueto and our secretary Josefa Gerona.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 8,500,000 shares of common stocks to our officers and directors, at a price of $0.001 per share, for aggregate proceeds of $8,500 and 1,500,000 shares to an individual for consulting services.  During the nine months ended February 29, 2016, we have sold 10,480,000 shares of common stock to investors for net proceeds of $48,000.

We are attempting to raise funds to proceed with our plan of operation.  We will have to utilize funds from Raul Mansueto, our CEO and President, who has verbally agreed to loan the company funds to complete the registration process. Our current cash on hand will be used to pay the fees and expenses of this offering.  To proceed with our operations within 12 months, we need a minimum of $120,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a "going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial  revenues  are anticipated  until we have  completed  the  financing  from  this  offering  and implemented  our plan of  operations.  The other source of cash would be a loan from our President and Director, Raul Mansueto, with whom we have a verbal loan agreement, or we will consider selling additional common stock.  We currently do not have any such agreement in place.  We must raise cash to implement our strategy and stay in business.  The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $48,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein.  Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company.  However, if such financing were available, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate.  At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities,   the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

GENERAL

Our company Infinity Corp was incorporated on May 8, 2015 in the State of Nevada United States of America, with an established end of fiscal year of May 31.  Director of our company Raul Mansueto and Josefa Gerona were born in the Philippines and for the last 25 years have been working in management positions. As of today our company does not have any revenues, we possess minimal assets and have already incurred losses since incorporation.  We are a development-stage company created to offers a variety of services designed to assist Philippine exporters, small or large, which have a competitive product or service in terms of price, quality, delivery and after-sales service, whatever the size of the transaction to find clients in the United States. To the greatest extent possible, given its corporate purpose of providing and encouraging assistance in support of Philippine export trade.

We have developed 12 months business plan, to attract potential business partners. In the beginning we may not be able to provide enough revenue to cover expenses for company presentation during first 12 months.  We plan to be aggressive with our business plan from the first month depending on the level of funds we raise.  Our directors will provide for covering initial administrative expenses using their personal assets.

Total estimated amount of assets necessary for our business start-up is $82,500. We need  assets to cover  general running and  administrative  expenses,  for business  development and marketing, auxiliary   materials,   to  cover   expenses   connected  with  company  public presentation.

Depending on the amount of finance attracted, our company will consider possibility of expansion to major Philippine cities.

TARGET MARKET

Our services are unique enough to get any market segments interested.  We can determine two different directions our services can cover - corporate and private.

By corporate we mean large and small companies, which Infinity Corp can assist them in the development of domestic and export trade in the United States and also assist in the Philippine capacity to engage in that trade and to respond to international business opportunities

By private we mean any new private or small company with limited budget that cannot afford representation in the United States, Infinity Corp can assist in exposing their products to a larger market they would never have the opportunity to achieve.

Infinity Corp is able to offer any type of client the support to meet their very special requirements.

MARKETS

Essentially, consumer market of INFINITY CORP includes any person or any company willing to have their product identified to potential business partners, provide information on doing business in the United States, and launch their company into this market. Infinity Corp would expose their branded products of grocery foods, dry goods such as toiletries, cosmetics and household cleaning products. Foodservice: we expose them to catering services of institutional distributors, airlines and airport, hospitals, hotels, ship chandler, and industrial catering of our dried fruits and nuts, coconut, pineapple, tuna, sauces, creamers, and beverages fit for the requirements of cooks and chefs. We intend to communicate the value of a product, service or brand to potential customers, for the purpose of promoting or selling that product, service, or brand. The main purpose is to increase sales of the product and profits of the company.

MARKETING

We plan to launch marketing campaign the 1st months after completion of our public offer.

Our marketing campaign consists of several directions.

First of all we will start out with marketing techniques including choosing target markets through market analysis and market segmentation, as well as understanding our customer needs and advertising a product's value to the potential purchasing customer.

Launch of our e-commerce ready web-site, banners on popular websites and advertisements in social networks will be the second step of our campaign in the Philippines and the United States.

Besides aforesaid we will send our commercial quotations to events, PR and advertising agencies,  which can raise customer awareness and attract new partners.

Upon raising 2/3 and more of intended amount we shall advertise our product in media, on radio, TV and on billboards in the Philippines and the United States.  Such marketing action will raise awareness among people and companies and increase customers trust in our company.

In the course of our campaign we shall contact PR departments of large and developing companies and offer our services.  We are ready to offer a reasonable discounts at the beginning to get established. All discounts will be determined per deal.  As we are small and developing-stage company, we will be of high interest among such companies with our competitive price and high-quality services.

This marketing campaign is designed to attract many clients and develop a strong reputation of high-quality, diligent and inexpensive services.  Hopefully, our clients will readily recommend us to others.

LEASE AGREEMENT

We provide lease agreement summary as follows:

Infinity Corp has not signed a lease agreement as of this filing. If Infinity Corp raises 100% of the offering they have budgeted $6,000 for office space.  Until then we are working out of our CEO Raul Mansueto residence at 7488 W. Dewey Drive, Las Vegas, Nevada 89113.  We are currently using our Registered Agents address as our mailing address 3311 S. Rainbow Blvd., Suite 135, Las Vegas, Nevada 89146; our phone number is 1-702-581-4063.

COMPETITION

Competition at the chosen market of export service advising is relatively high. There exist many large companies offering various ranges of similar services in every geographic market we have picked for operation.  Such companies will make it difficult for us to develop easily, as they will be our direct competitors.  Many of such companies are large enough to provide clients with services at a lower price, besides they already have best practice in client attraction.  We may probably lose our business while competing with companies like that.

Infinity Corp has not yet entered the market, but we have spoken to Philippine companies.  As soon as we start operations, we’ll become one of many participants of this business direction. Some of the competing companies have more finance, experience and management skills. Therefore, we appear in competitively unfavorable position as soon as we enter the market with our services, which makes it more complicated for us to achieve success in our market.  Due to that, Infinity Corp may possibly not make its place at the market.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future.  As we do not have insurance, and if we are made a party of products liability action, we may not have sufficient funds to defend the litigation.  In that case, judgment could be rendered against us, which could cause us to cease operations.

EMPLOYEES

We currently have no employees, other than our two Directors - Raul Mansueto, who will initially perform all work in the organization of our business and Josefa Gerona our Secretary who will assist him.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities.  We do not believe that regulation will have a material impact on the way we conduct our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director                 Age             Position
  -----------------------                 ---             --------
Raul Mansueto                             67              President, Director
Josefa Gerona                             48              Secretary, Treasurer, Director

Raul Mansueto has acted as our President, Treasurer and sole Director since our incorporation on May 8, 2015.

The following is a brief description of the business experience of our executive officers:

Raul A. Mansueto - President

2011-2015                      CEO of Cloracks Corporation
2001-2012                      Certified General Appraisal Practitioner
1989-2000                      Nevada Power Company Corporate Tax Accountant and property Tax Consultant
1987-1988                     American Office Equipment Controller

Raul Mansueto was President and Chief Executive Officer of Cloracks Corporation until April 30, 2015.  He became the CEO in January 2013 from the rank of Chief Financial Officer at the inception of the company in 2012.

Mr. Mansueto organized Cloracks Corporation while being the management consultant for the Inventor and the R & D Director of Cloracks Corporation – Mr. Edgardo D. Clores.  He authored the creation of patent holding company known as the BIEJC Holding LLC to maintain all the four published patents.

A resident of Las Vegas, Nevada, 27 years.  Became American citizen in 1993, and a practitioner in the field of accounting, appraisal, assessment and valuation.  A certified public accountant in the Philippines with 40+ years of experience in management, audit, banking, finance, budget, taxation, real estate litigation consulting, valuation, and appraisal consulting.  Mr. Mansueto had worked 11 years for the Nevada Power Company in the property tax arena and earned an Assessment Administration Specialist professional designation from the International Association of Assessing Officer (IAAO).  He also achieved a Nevada State certified designation of Property Tax Appraiser, Certified General Appraiser (active status), and a licensed Real Estate Agent (active).

He has a mammoth of experience in international and consolidation accounting, controllership, finance, and taxation while working with multi-national firms such as; Dow Chemical Company, South East Asia region, SATCO Galaxy Catering Services in Kingdom of Saudi Arabia, Avery Dennison – Pasadena, California, and American Office Equipment (Minolta) in Las Vegas, Nevada.

Earned a Bachelors Degree in Accounting from the University of San Jose – Recoletos, Philippines in 1966.  Licensed as a CPA in the Philippines 1971.  State Certified Appraiser in Nevada 1992 and Certified General Appraiser in 1998.

As Chief Executive Officer, Raul Mansueto is responsible for the day-to-day management of the Company, administrative functions and corporate filings, and for the continued strategic evolution of its business. He brings to the Board his several years of experience in organizing and managing corporations. He currently devotes up to 40+ hours per week (100% of his time) to the Company. Mr. Mansueto is responsible for managing all aspects of this company business and overseeing research, development and marketing.

Raul Mansueto had durable experience in sales. We consider this area to be of high importance for our business.  Skills in sales will obviously be reflected in company politics and negotiations with our potential clients.  The last company he worked for had a similar kind of business our company is going to engage in, which gives him complete understanding of the process and experience in this area of operations.  As Mr. Mansueto has reached a certain level at his job position we can consider him to be progressive, improving and hardworking person. We find such qualifications to be suitable for a person taking position of Director.

Josefa Gerona – Secretary/Treasurer

2011-2015                              Cloracks Corporation
Director and acting CFO

2009-2013                             Clores Stand Inc.
Director

2006-2008                             Grace Armstrong Inc
Property Management Specialist

Born in 1965 and educated in Legaspi City, Philippines.  Josefa Gerona is our Secretary and Treasurer of Infinity Corporation.  She was the Director and acting CFO of Cloracks Corporation from November 2012 to June 1, 2015. Ms. Gerona was a member of the Board of Directors at the inception of Clores Stand Inc. when it was organized for the production, promotion, and selling of Clores Stand products in 2009. A resident of Las Vegas, Nevada for almost 20 years.  Previously, she worked and/or engaged in the real estate and property management business in the State of Nevada 2006-2008.

She earned a bachelor’s degree in dentistry from Ago Medical and Educational Center – Legaspi City, Philippines in 1987.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, Raul Mansueto and Josefa Gerona, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The  NASDAQ  independence definition  includes a series of objective  tests,  such as that the director is not, and has not been for at least three years,  one of our  employees  and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

When Mr Mansueto was onvolved with Cloracks the following legal matters were setlled.

On April 29, 2013, Leonor Custodio and Nila Lomibao brought an action in Clark County District Court, Nevada, (Case No. A-13-680843-C) against Ed Clores and eighteen other defendants, including Cloracks Corporation, alleging claims of civil conspiracy, fraud, NRS 31.840 and Conversion. The alleged facts underlying the action are that Disheddi Corp.and Clores Stand Inc. were sham corporations. Cloracks Corporation was joined as a defendant on the alleged basis of respondent superior. However, the Company has never held an ownership interest in either Disheddi Corp. or Clores Stand Inc. On October 1, 2014, the lawsuit was settled for $110,000. Mr. Clores has paid $77,500 of the settlement, with the remaining $27,500 of the settlement due to be paid by Mr. Clores on or before December 1, 2014. The settlement is secured by a Confession of Judgment which is binding on the Company

On September 22, 2014, Virgilio Mercado brought an action in Clark County District Court, Nevada (Case No. A-14-707312-C) against ten defendants, including Cloracks Corporation, The complaint in this action contains substantially identical allegations to those in the Custodio litigation complaint, now settled.  This case has also been settled.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on May 8, 2015 until February 29, 2016:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Raul Mansueto, President,	From May 8, 2015(inception) to May 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	Nine Months Ended February 29, 2016	-0-	-0-	-0-	-0-	-0-	-0-	$70,500	$70,500
Josefa Gerona, Secretary/ Treasurer	From May 8, 2015(inception) to May 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	Nine Months Ended February 29, 2016	-0-	-0-	-0-	-0-	-0-	-0-	$43,000	$43,000

There are no current employment agreements between the company and its officers.

Raul Mansueto and Josefa Gerona each currently devotes 40+ hours per week to manage the affairs of the Company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary  to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of May 8, 2015 until February 29, 2016:

Name	Year	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Raul Mansueto, President,	From May 8, 2015(inception) to February 29, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Josefa Gerona, Secretary/ Treasurer	From May 8, 2015(inception) to February 29, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period from inception (May 8, 2015) to February 29, 2016, Mr Mansueto loaned a total of $91,500 and there has been no repayments. As of February 29, 2016 the total principal amount owed is $91,500. During the period from inception (May 8, 2015) to February 29, 2016, the loans bear interest at 5% per annum and the Company accrued interest of $3,860 of which none have been paid.

Raul Mansueto will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On May 10, 2015, we issued a total of 8,500,000 common shares of restricted common stock to Raul Mansueto (7,000,000) and Josefa Gerona (1,500,000), our officers and directors in consideration of $8,500.  Further, Raul Mansueto has advanced funds to us. As of February 29, 2016 Raul Mansueto advanced us $91,500.  Raul Mansueto will not be repaid from the proceeds of this offering.  There is no due date for the repayment of the funds advanced by Raul Mansueto. Raul Mansueto will be repaid from revenues of operations if and when we generate revenues to pay the obligation.  There is no assurance that we will ever generate revenues from our operations.  The obligation to Raul Mansueto bears interest at 5% per annum.  There are written agreements evidencing the advancement of funds by Raul Mansueto or the repayment of the funds to Raul Mansueto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following  table sets forth  certain  information  concerning  the number of shares of our common stock owned  beneficially  as of February 29, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii) our  director,  and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Raul Mansueto 7488 W Dewey Drive Las Vegas, Nevada 89113	7,000,000 shares of Common stock (direct)	67%

Common stock	Josefa Gerona 5115 Wyoming Ave Las Vegas, Nevada 89142	3,000,000 shares of Common stock (direct)	28%
			95%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of February 29, 2016, there were 10,480,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Infinity Distribution, Inc. has 10,480,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 25,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Raul Mansueto will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule  3a4-1  provides  an  exemption  from  the broker-dealer   registration  requirements  of  the  Exchange  Act  for persons associated  with an issuer  that  participate  in an  offering  of the  issuer's securities. Raul Mansueto is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.  Raul Mansueto will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Raul Mansueto is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Raul Mansueto will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Raul Mansueto will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Infinity Distribution, Inc. will receive all proceeds from the sale of the 25,000,000 shares being offered.  The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted

Over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further,  the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company  and/or the purchasers of the shares for whom they may act as  agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable  securities laws of certain  states,  the securities will be offered or sold in those only if they have been registered or qualified  for sale; an exemption from such registration or if  qualification requirement is available and with which Infinity Distribution, Inc. has complied.

In addition and without  limiting the foregoing,  the Company will be subject to applicable provisions,  rules and regulations under the Exchange Act with regard to  security  transactions  during  the  period of time  when this  Registration Statement is effective.

Infinity Distribution, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $48,000.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and

     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Infinity Distribution, Inc." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us  to  the   subscriber,   without   interest  or  deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2015 there were 10,480,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our officers and Directors, Raul Mansueto and Josefa Gerona own 8,500,000 shares of common stock

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The  holders of our common  stock  currently  have (i) equal  ratable  rights to dividends from funds legally  available  therefore,  when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company  available  for  distribution  to holders of common stock upon liquidation,  dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled  to one  non-cumulative  vote per share on all  matters on which  stock holders may vote.  Please  refer to the  Company's  Articles  of  Incorporation, Bylaws and the  applicable  statutes of the State of Nevada for a more  complete description  of  the  rights  and   liabilities  of  holders  of  the  Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except for convertible debt with Raul Mansueto.

RULE 144

As of the date of this prospectus, we have issued 10,480,000 shares.  Our officers and directors beneficially own 8,500,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

    (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

     (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

     (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company.  If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock  during the four calendar  weeks, preceding  the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles  XII of our  Bylaws  provides  the  following  indemnification  for our directors,  officers,  employees  and agents:

a) The Director shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to Indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a  judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of him being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his heirs and personal representatives against all costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his respective heirs and legal representatives against all costs, charges and expenses incurred by him and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Director may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director,  officer,  employee or agent of the  Corporation or as a director,  officer,  employee or agent of a corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers or persons controlling the Company pursuant to  provisions  of the State of Nevada,  the Company has been  informed that,  in  the  opinion  of  the  Securities  and  Exchange   Commission,   such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  Prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration  or offering  of the common  stock was  employed  on a  contingency basis, or had, or is to receive, in connection with the offering,  a substantial interest exceeding $250,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Infinity Distribution, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas C. Cook, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Seale and Beers, CPAs, Certified Public Accountants, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Seale and Beers, CPAs, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.  In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is May 31.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Seale and Beers, CPAs.

Our financial statements from inception (May 8, 2015) to May 31, 2015 and for the nine months ended February 29, 2016, immediately follow:

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by Infinity Distribution, Inc.

Amount
Item	(US$)
SEC Registration Fee	$
Transfer Agent Fees
Legal Fees
Accounting and Auditing Fees
Printing/Edgar filing Costs
TOTAL	$

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada Revised Statutes provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

· indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

· advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

· obtain directors’ and officers’ insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on May 8, 2015, we have issued and sold the following securities without registration.

We issued the foregoing restricted shares to the following pursuant to Section 4(2) of the Securities Act of 1933.  The list below is in possession of all material information relating to us.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

On May 27, 2015, the Company issued 8,500,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $8,500.

On May 27, 2015, the Company issued 1,500,000 shares of its $0.001 par value common stock at a price of $0.001 per share for serviced rendered of $1,500.

INFINITY DISTRIBUTION, INC.

TABLE OF CONTENTS

MAY 31, 2015

Report of Independent Registered Public Accounting Firm	F1-1

Balance Sheet as of May 31, 2015	F1-2

Statement of Operations for the period from May 8, 2015 (Date of Inception) to May 31, 2015	F1-3

Statement of Stockholders’ Equity as of May 31, 2015	F1-4

Statement of Cash Flows for the period from May 8, 2015 (Date of Inception) to May 31, 2015	F1-5

Notes to the Financial Statements	F1-6

FEBRUARY 29, 2016

Balance Sheet as of February 29, 2016	F2-1

Statement of Operations for the nine months ended February 29, 2016	F2-2

Statement of Cash Flows for the nine months ended February 29, 2016	F2-3

Notes to the Financial Statements	F2-4

PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Infinity Distribution, Inc.

We have audited the accompanying balance sheet of Infinity Distribution, Inc. as of May 31, 2015, and the related statement of income, stockholders’ equity (deficit), and cash flows since inception on May 8, 2015 through May 31, 2015.  Infinity Distribution, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infinity Distribution, Inc.  as of May 31, 2015, and the related statement of income, stockholders’ equity (deficit), and cash flows since inception on May 8, 2015 through May 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
July 23, 2015

F1-1

INFINITY DISTRIBUTION, INC.
BALANCE SHEET
(audited)

May 31,
2015
ASSETS

Current assets:
Cash	$29,961
Prepaid expenses	60,000
Total current assets	89,961

Total assets	$89,961

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,000
Accrued interest payable - related party	425
Convertible debt - related party, net of discount	66,477
Total current liabilities	76,902

Total liabilities	76,902

Stockholders' deficit:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,000,000 shares issued and outstanding
as of May 31, 2015	10,000
Additional paid in capital	27,450
Accumulated deficit	(24,391)
Total stockholders' equity	13,059

Total liabilities and stockholders' equity	$89,961

See Accompanying Notes to Financial Statements.

F1-2

INFINITY DISTRIBUTION, INC.
STATEMENT OF OPERATIONS
(audited)

Inception
(May 8, 2015)
to
May 31,
2015

Revenue	$-

Operating expenses:
General and administrative	39
Professional fees	21,500
Total operating expenses	21,539

Other expense:
Interest expense - related party	(2,852)
Total other expense	(2,852)

Net loss	$(24,391)

Weighted average number of common
shares outstanding - basic	2,173,913

Net loss per share - basic	$(0.01)

See Accompanying Notes to Financial Statements.

F1-3

INFINITY DISTRIBUTION, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
(audited)

					Additional
					Paid		Total
	Preferred Shares		Common Shares		In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Inception, (May 8, 2015)	-	$-	-	$-	$-	$-	$-

May 27, 2015
Issuance of common stock for cash	-	-	8,500,000	8,500	-	-	8,500

May 27, 2015
Issuance of common stock for services	-	-	1,500,000	1,500	-	-	1,500

May 31, 2015
Beneficial conversion feature	-	-	-	-	27,450	-	27,450

Net loss	-	-	-	-	-	(24,391)	(24,391)

Balance, May 31, 2015	-	$-	10,000,000	$10,000	$27,450	$(24,391)	$13,059

See Accompanying Notes to Financial Statements.

F1-4

INFINITY DISTRIBUTION, INC.
STATEMENT OF CASH FLOWS
(audited)

Inception
(May 8, 2015)
to
May 31,
2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,391)
Adjustments to reconcile net income
to net cash used in operating activities:
Stock issued for services	1,500
Amortization of beneficial conversion feature	2,427
Changes in operating assets and liabilities:
Increase in prepaid expenses	(60,000)
Increase in accounts payable	10,000
Increase in accrued interest payable - related party	425

Net cash used in operating activities	(70,039)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt - related party	91,500
Proceeds from the sale of common stock	8,500
Proceeds from contributed capital	-

Net cash provided by financing activities	100,000

NET CHANGE IN CASH	29,961

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$29,961

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for services	$1,500

See Accompanying Notes to Financial Statements.

F1-5

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on May 8, 2015 (Date of Inception) under the laws of the State of Nevada, as Infinity Distribution, Inc.

Nature of operations
The Company is planning to import and export furniture and home goods.

Year end
The Company’s year end is May 31.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (May 8, 2015) to May 31, 2015.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

F1-6

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

F1-7

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of May 31, 2015, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of May 31, 2015, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through June 2015 and believes that none of them will have a material effect on the company’s financial statements except for the following ASU below.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (May 8, 2015) through the period ended May 31, 2015 of ($24,391). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F1-8

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 3 – PREPAID EXPENSES

As of May 31, 2015, the Company had prepaid expenses totaling $60,000.  The prepaid professional fees will be expensed on a straight line basis over the remaining life of the service period.

NOTE 4 – CONVERTIBLE DEBT – RELATED PARTY

On April 24, 2015, the Company executed a convertible promissory note with an officer and director for $35,000.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $10,500 and was recorded to additional paid in capital and will be amortized over the life of the loan.

On May 8, 2015, the Company executed a convertible promissory note with an officer and director for $35,000.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $10,500 and was recorded to additional paid in capital and will be amortized over the life of the loan.

On May 11, 2015, the Company executed a convertible promissory note with an officer and director for $21,500.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $6,450 and was recorded to additional paid in capital and will be amortized over the life of the loan.

Interest expense for the period from inception (May 8, 2015) through the period ended May 31, 2015 is $425.  Amortization of the beneficial conversion feature for the period from inception (May 8, 2015) through the period ended May 31, 2015 is $2,427.

NOTE 5 – INCOME TAXES

At May 31, 2015, the Company had a federal operating loss carryforward of $24,391 which begins to expire in 2035.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2015:

2015
Deferred tax assets:
Net operating loss carryforward	$8,537
Total deferred tax assets	8,537
Less: Valuation allowance	(8,537)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of May 31, 2015 was $8,537 which will begin to expire in 2035.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2015 and maintained a full valuation allowance.

F1-9

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 5 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2015:

2015
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common stock
On May 27, 2015, the Company issued 8,500,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $8,500.

On May 27, 2015, the Company issued 1,500,000 shares of its $0.001 par value common stock at a price of $0.001 per share for serviced rendered of $1,500.

During the period from inception (May 8, 2015) through the period ended May 31, 2015, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of May 31, 2015, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of May 31, 2015, the Company had loans totaling $91,500 and accrued interest totaling $425 due to an officer and director.

F1-10

INFINITY DISTRIBUTION, INC.
BALANCE SHEETS
(unaudited)

	February 29,	May 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$5,078	$29,961
Prepaid expenses	40,000	60,000
Total current assets	45,078	89,961

Fixed assets, net	2,466	-

Total assets	$47,544	$89,961

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$625	$10,000
Accrued executive compensation	83,905	-
Accrued interest payable - related party	3,860	425
Convertible debt - related party, net of discount	89,895	66,477
Total current liabilities	178,285	76,902

Total liabilities	178,285	76,902

Stockholders' deficit (equity):
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,480,000 and 10,000,000 shares issued and outstanding
as of February 29, 2016 and May 31, 2015, respectively	10,480	10,000
Additional paid in capital	74,970	27,450
Accumulated deficit	(216,191)	(24,391)
Total stockholders' equity (deficit)	(130,741)	13,059

Total liabilities and stockholders' equity (deficit)	$47,544	$89,961

See Accompanying Notes to Financial Statements.

F2-1

INFINITY DISTRIBUTION, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the	For the
	three months	nine months
	ended	ended
	February 29,	February 29,
	2016	2016

Revenue	$-	$-

Operating expenses:
Depreciation	98	296
Executive compensation	35,000	113,500
General and administrative	3,440	12,098
Professional fees	3,905	39,053
Total operating expenses	42,443	164,947

Other expense:
Interest expense - related party	(8,947)	(26,853)
Total other expense	(8,947)	(26,853)

Net loss	$(51,390)	$(191,800)

Weighted average number of common
shares outstanding - basic	10,440,000	10,241,715

Net loss per share - basic	$(0.00)	$(0.02)

See Accompanying Notes to Financial Statements.

F2-2

INFINITY DISTRIBUTION, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

For the
nine months
ended
February 29,
2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(191,800)
Adjustments to reconcile net income
to net cash used in operating activities:
Amortization of beneficial conversion feature	23,418
Depreciation	296
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	20,000
Increase (decrease) in accounts payable	(9,375)
Increase in accrued executive compensation	83,905
Increase in accrued interest payable - related party	3,435

Net cash used in operating activities	(70,121)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(2,762)

Net cash used in investing activities	(2,762)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	48,000

Net cash provided by financing activities	48,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	(24,883)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,961

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,078

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for services	$-

See Accompanying Notes to Financial Statements.

F2-3

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended May 31, 2015 and notes thereto included in the Company’s annual report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Organization
The Company was incorporated on May 8, 2015 (Date of Inception) under the laws of the State of Nevada, as Infinity Distribution, Inc.

Nature of operations
The Company is planning to import and export furniture and home goods.

Year end
The Company’s year end is May 31.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Fixed assets
The Company records all property and equipment at cost less accumulated depreciation.  Improvements are capitalized while repairs and maintenance costs are expensed as incurred.  Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter.  Leasehold improvements include the cost of the Company’s internal development and construction department.  Depreciation periods are as follows:

Furniture and equipment                                                           7 years

Revenue recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers.

F2-4

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the nine months ended February 29, 2016.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 29, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

F2-5

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through May 2016 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred net losses for the nine months ended February 29, 2016 of ($191,800). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – PREPAID EXPENSES

As of August 31, 2015, the Company had prepaid expenses totaling $60,000.  The prepaid professional fees will be expensed on a straight line basis over the remaining life of the service period.  During the nine months ended February 29, 2016, there was amortization of $20,000.

NOTE 3 – FIXED ASSETS

The following is a summary of fixed assets:

February 29,
2016
Furniture and equipment	$2,762
Fixed assets, total	2,762
Less: accumulated depreciation	(296)
Fixed assets, net	$2,466

Depreciation expense for the nine months ended February 29, 2016 was $296.

F2-6

INFINITY DISTRIBUTION, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 – CONVERTIBLE DEBT – RELATED PARTY

On April 24, 2015, the Company executed a convertible promissory note with an officer and director for $35,000.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $10,500 and was recorded to additional paid in capital and will be amortized over the life of the loan.

On May 8, 2015, the Company executed a convertible promissory note with an officer and director for $35,000.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $10,500 and was recorded to additional paid in capital and will be amortized over the life of the loan.

On May 11, 2015, the Company executed a convertible promissory note with an officer and director for $21,500.  The unsecured note bears interest at 5% per annum with principal and interest due on the earlier of March 19, 2016 or the next equity financing.  The debt is convertible at a discount of 30% of the price per share of the securities sold in the next equity financing.  The debt discount was valued at $6,450 and was recorded to additional paid in capital and will be amortized over the life of the loan.

As of the date of this filing, the loans are in default.

Interest expense for the nine months ended February 29, 2016 is $3,434.  Amortization of the beneficial conversion feature for the nine months ended February 29, 2016 is $23,419.

NOTE 5 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

During the nine months ended February 29, 2016, the Company sold 480,000 shares of common stock for cash of $48,000.

NOTE 6 – WARRANTS AND OPTIONS

As of February 29, 2016, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of February 29, 2016, the Company had loans totaling $91,500 and accrued interest totaling $3,860 due to an officer and director.  As of the date of this filing, the loans are in default.

During the nine months ended February 29, 2016, the Company had executive compensation for two officers totaling $113,500.  As of February 29, 2016, the accrued executive compensation balance was $83,905.

NOTE 8 – SUBSEQUENT EVENTS

During the quarter ended May 31, 2016, the Company issued 60,000 shares of common stock in exchange for cash of $6,000.

F2-7

EXHIBITS

Exhibit 3	1 Articles of Incorporation*
2 Bylaws*

Exhibit 4	1 Form of Subscription Agreement

Exhibit 5	1 Legal Opinion and Consent of Thomas Cook

Exhibit 23	3 Consent of Seale & Beers, CPA's
* Previously filed.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on June 20, 2016.

Infinity Distribution Inc.

By:  /s/ Raul Mansueto
Raul Mansueto
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Josefa Gerona
     Josefa Gerona
     Secretary and Treasurer

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.